Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 1996, in the Registration Statement (Form S-3) of Monterey Homes Corporation (formerly Homeplex Mortgage Investments Corporation) for the registration of 2,509,662 shares of its common stock.

                                             /s/ ERNST & YOUNG LLP


Phoenix, Arizona
July 6, 1998